Exhibit to Accompany
Sub-Item 77(O): Transactions effected pursuant to Rule 10f-3
FORM N-SAR
THE MARSICO INVESTMENT FUND  (the "Funds")
File Number: 811-08397
Period October 01, 2006 through March 31, 2007

Name of Issuer: NYMEX Holdings Inc.
Date of Offering:11/16/06
Date of Purchase:11/16/06
Underwriter from whom purchased: JP  Morgan  Securities
     Inc.,  Merrill  Lynch Pierce Fenner & Smith Inc.,  Citigroup
     Global Markets Inc., Lehman Brothers Inc., Sandler O'Neill &
     Partners L.P.
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $1,738,376
Aggregate Shares Purchased for Fund:29,464
Aggregate Shares Issued in Total Offering:6,500,000
Purchase price (net of fees and expenses):$59.00 / share
Commission, spread or profit:	$2.21 / share

Name of Issuer: National CineMedia
Date of Offering:02/07/07
Date of Purchase:02/07/07
Underwriter from whom purchased: Lehman   Brothers,
     Deutsche Bank Securities, Credit Suisse
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $2,652,489
Aggregate Shares Purchased for Fund:126,309
Aggregate Shares Issued in Total Offering:38,000,000
Purchase price (net of fees and expenses):$21.00 / share
Commission, spread or profit:	$0.63 / share

Name of Issuer: Fortress Investment Group LLC
Date of Offering:02/08/07
Date of Purchase:02/08/07
Underwriter from whom purchased: :  Lehman Brothers, Goldman
     Sachs & Co., Citigroup, Deutsche Bank Securities, Bear, Stearns & Co. Inc., Lazard Capital Markets, Merrill Lynch &
     Co.,   Morgan  Stanley,  Wells  Fargo  Securities,  Friedman
     Billings, Ramsey & Co., Inc., Jefferies & Company, Inc., JMP Securities LLC, Keybanc Capital Markets, Sandler O'Neill & Partners, LP
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $2,738,500
Aggregate Shares Purchased for Fund:148,027
Aggregate Shares Issued in Total Offering:34,286,000
Purchase price (net of fees and expenses):$18.50 / share
Commission, spread or profit:	$0.72 / share

Name of Issuer: Fortress Investment Group LLC
Date of Offering:02/08/07
Date of Purchase:02/08/07
Underwriter from whom purchased: Lehman Brothers, Goldman
     Sachs & Co., Citigroup, Deutsche Bank Securities, Bear, Stearns & Co. Inc., Lazard Capital Markets, Merrill Lynch &
     Co.,   Morgan  Stanley,  Wells  Fargo  Securities,  Friedman
     Billings, Ramsey & Co., Inc., Jefferies & Company, Inc., JMP Securities LLC, Keybanc Capital Markets, Sandler O'Neill & Partners, LP
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	Flexible Capital
     Fund $35,409
Aggregate Shares Purchased for Fund:1,914
Aggregate Shares Issued in Total Offering:34,286,000
Purchase price (net of fees and expenses):$18.50 / share
Commission, spread or profit:	$0.72 / share